UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511

(Address of principal executive offices, including Zip Code)

(475) 238-6837

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BTAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on August 27, 2026, BioXcel Therapeutics, Inc. (the “Company”) and its subsidiaries (together with the Company, the “Debtors”) each filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (such court, the “Court” and such cases, the “Cases”).

In connection with the Cases, on August 31, 2026, the Company entered into a Super-Priority Senior Secured Priming Debtor-in-Possession Credit Agreement and Guaranty (the “DIP Credit Agreement”) with affiliates of Oaktree Capital Management, L.P. and the Qatar Investment Authority (the “DIP Lenders”), and Oaktree Fund Administration, LLC, as administrative agent (the “Administrative Agent”), pursuant to which the DIP Lenders agreed to provide the Company with debtor-in-possession financing (the “DIP Facility”) in an aggregate principal amount of up to $77.25 million. The DIP Lenders are the same parties (or affiliates thereof) that provided prepetition financing to the Company under that certain Credit Agreement and Guaranty, dated as of April 19, 2022 (as amended through August 24, 2026, the “Prepetition Credit Agreement”), among the Debtors, the lenders party thereto and the Administrative Agent.

The DIP Facility consists of (i) new money term loan commitments in an aggregate principal amount of up to $19 million (the “New Money Loans”), available in two draws: an initial draw of up to $9.5 million upon entry of the interim DIP order (the “Interim Order”) and an additional draw of up to $9.5 million upon entry of the final DIP order (the “Final Order”, and together with the Interim Order, the “DIP Orders”), and (ii) subject to entry of the Interim Order and the Final Order (as applicable) approving the proposed roll-up, roll-up loans in an aggregate principal amount of up to $58.25 million (the “Roll-Up Loans”, and, together with the New Money Loans, the “Loans”), resulting from the conversion of a portion of the prepetition obligations outstanding under the Prepetition Credit Agreement into obligations under the DIP Credit Agreement on a dollar-for-dollar basis. The Roll-Up Loans represent (I) the principal amount of the $1.25 million bridge loan funded pursuant to the Fourteenth Amendment to the Prepetition Credit Agreement, dated August 24, 2026 and (II) a principal amount equal to three times the principal amount of all New Money Loans actually funded pursuant to the DIP Credit Agreement.

The Loans bear interest at 13.00% per annum. Interest on the New Money Loans is payable in cash, and interest on the Roll-Up Loans is payable in kind by capitalizing such interest and adding it to the outstanding principal amount of the Roll-Up Loans. The default interest rate under the DIP Facility is 2.0% above the applicable interest rate. The Company is also required to pay an exit fee equal to 4.0% of the aggregate principal amount of the Loans upon any repayment or prepayment thereof.

The Company’s obligations under the DIP Facility are guaranteed by each subsidiary of the Company. Upon entry and subject to the terms of the DIP Orders, the claims of the DIP Lenders are (i) entitled to superpriority administrative expense claim status, subject to certain carve-outs, and (ii) secured by first priority priming liens on substantially all assets of the Company and its subsidiaries, including assets that served as collateral under the Prepetition Credit Agreement.

The proceeds of the DIP Facility may be used for, among other things, post-petition working capital and general corporate purposes, payment of costs to administer the Cases, funding the operating and administrative costs of the Cases and any approved sale transaction, professional fees and expenses associated with the Cases, and other purposes set forth in the approved budget, subject to permitted variances.

The DIP Facility matures on January 27, 2027, unless earlier repaid in full in cash, whether as a result of the effective date of any Chapter 11 plan of reorganization with respect to the Company; the consummation of the sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries pursuant to Section 363 of the Bankruptcy Code; the acceleration of the borrowings under the DIP Facility following the occurrence and during the continuance of an event of default under the DIP Credit Agreement; or otherwise.

The DIP Credit Agreement contains covenants customary for comparable debtor-in-possession financing arrangements, including, among others, compliance with an approved 13-week budget (subject to permitted variances), maintenance of a minimum liquidity amount of $250 thousand, and compliance with specified case milestones. The DIP Credit Agreement also contains representations, warranties, and negative covenants that are customary for these types of debtor-in-possession facilities, including restrictions on indebtedness, liens, investments, restricted payments, asset sales, and transactions with affiliates. The DIP Credit Agreement contains customary events of default for debtor-in-possession financings of this type.

The Interim Order was entered on August 31, 2026, and the Company expects to receive the initial draw of $9.5 million in New Money Loans on, and to roll up $29.75 million in prepetition obligations as of, September 1, 2026. The Company will seek final approval of the full DIP Facility at a final hearing before the Court.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 31, 2026, the Company was notified by the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that Nasdaq had determined to delist the Company’s common stock, par value $0.001 per share (the “Common Stock”) in accordance with Nasdaq Listing Rules 5101, 5110(b), and IM 5101-1 as a result of the Company’s commencement of voluntary proceedings under Chapter 11 of the Unit-ed States Bankruptcy Code on August 27, 2026. Nasdaq further indicated that trading of the Common Stock will be suspended at the opening of business on September 8, 2026, and a Form 25-NSE will be filed by Nasdaq with the Securities and Exchange Commission (the “SEC”), which will remove the Common Stock from listing and registration on Nasdaq. The Company does not intend to appeal Nasdaq’s determination.

After delisting from Nasdaq, the Common Stock is expected to commence trading on the Pink Limited Market operated by the OTC Markets Group, Inc. (commonly referred to as the “pink sheets”). The Pink Limited Market is a significantly more limited market than Nasdaq, and will likely result in a less liquid market for existing and potential holders of the Common Stock to trade the Common Stock and could further depress the trading price of the Common Stock. The Company can provide no assurance that the Common Stock will continue to trade on this market or whether broker-dealers will continue to provide public quotes of the Common Stock on this market.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “potential,” “projects,” “target,” “will,” “would” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements in this report include statements concerning, among other things, the Cases, the Company’s ability to complete the Transaction and its ability to continue operating in the ordinary course while the Cases are pending, and other statements that are not historical fact. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) the Company’s ability to obtain timely approval by the Court of the motions filed in the Cases; (ii) the Company’s ability to comply with the restrictions imposed by the terms and conditions of the Company’s financing arrangements, including the DIP Facility; (iii) the Company’s ability to maintain relationships with suppliers, vendors, partners, employees and other third parties and regulatory authorities as a result of the Casse; (iv) the effects of the Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; (v) the Court’s rulings in the Cases; (vi) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Cases; (vii) risks associated with third party motions in the Cases, which may interfere with the Company’s ability to consummate the Transaction or an alternative transaction; (xiii) increased administrative and legal costs related to the Chapter 11 process; (ix) exposure to potential litigation, including related to the transaction, and inherent risks involved in a bankruptcy process; (x) the occurrence of any event, change or other circumstances that could give rise to the right to terminate the applicable asset purchase agreement; (xv) the possibility that the anticipated benefits of the transaction are not realized when expected or at all; (xvi) the possibility that the transaction may be more expensive to complete than anticipated; (xvii) diversion of management’s attention from ongoing business operations and opportunities; (xviii) potential adverse reactions or changes to business or employee relationships, including those resulting from the bankruptcy proceedings of the Company or announcement or completion of the transaction; and other risks and uncertainties, including those described in the section entitled “Risk Factors” in the Company’s most recent annual or quarterly report filed with the Securities and Exchange Commission and in other filings the Company makes with the Securities and Exchange Commission from time to time. The forward-looking statements herein do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update the information contained in this Current Report on Form 8-K to reflect new events or circumstances, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2026	BIOXCEL THERAPEUTICS, INC.

/s/ Richard Steinhart
	By:	Richard Steinhart
	Title:	Chief Financial Officer